Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. COMPLETES ACQUISITION OF
THE NATIONAL BANK & TRUST COMPANY OF SYCAMORE

ITASCA, IL, March 17, 2016 - First Midwest Bancorp, Inc. ("First Midwest") (NASDAQ NGS: FMBI) today announced that it has completed its acquisition of NI Bancshares Corporation (OTC PINK: NIBA) and The National Bank & Trust Company of Sycamore ("NB&T"), based in Sycamore, Illinois.
At the closing of the acquisition, NB&T had approximately $665 million in total assets and an additional $700 million in trust assets under administration. Combined with NB&T, First Midwest stands as Illinois' 5th largest financial institution and 3rd largest wealth management provider.
NB&T's ten offices in DeKalb, Kane and LaSalle Counties in northern Illinois have become branches of First Midwest Bank. Michael A. Cullen, President of NB&T, now serves as a Regional President of First Midwest.
"We are very excited about our partnership with NB&T and extend a warm welcome to our newest clients and colleagues," said Michael L. Scudder, President and Chief Executive Officer of First Midwest. "We share NB&T's long-standing dedication to helping businesses, families, individuals and communities succeed. Close personal service and serving as our clients' most trusted financial partner are hallmarks of both of our organizations. Together, we look forward to adding further value and opportunities to our clients through an even broader offering of financial services and innovative solutions."
About First Midwest
First Midwest is a relationship-based financial institution with approximately $10.5 billion in assets and over $8 billion in trust assets under management. First Midwest's principal subsidiary, First Midwest Bank, and other affiliates provide a full range of commercial, retail, wealth management, trust and private banking products and services through over 110 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest has been recognized as having the "Highest Customer Satisfaction with Retail Banking in the Midwest, Two Years in a Row"* according to the J.D. Power 2014 and 2015 Retail Banking Satisfaction StudiesSM. First Midwest's website is www.firstmidwest.com.

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143

Forward-Looking Statements
This press release may contain certain "forward-looking statements" within the meaning of the federal securities laws relating to First Midwest's acquisition of NI Bancshares Corporation and NB&T, including the combination and integration of these businesses. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "expect," "anticipate," "believe" or "look forward," and words of similar import. Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this press release, and First Midwest undertakes no obligation to update any forward-looking statements contained in this press release to reflect new information or events or conditions after the date hereof.
Forward-looking statements are subject to certain risks, uncertainties and assumptions. For a discussion of certain risks, uncertainties and assumptions, please see the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in First Midwest's Annual Report on Form 10-K for the year ended December 31, 2015, as well as First Midwest's subsequent filings made with the Securities and Exchange Commission. Other sections of such reports describe additional factors that could impact First Midwest’s business, financial performance and consummated acquisition transactions.
CONTACTS:

Paul F. Clemens (Investors) EVP and Chief Financial Officer (630) 875-7347 paul.clemens@firstmidwest.com	James M. Roolf (Media) SVP and Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

* First Midwest Bank received the highest numerical score among retail banks in the Midwest region in the proprietary J.D. Power 2014 and 2015 Retail Banking Satisfaction StudiesSM. The 2015 study is based on 82,030 total responses measuring 20 providers in the Midwest region (IA, IL, KS, MN, MO, WI) and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed April 2014 - February 2015. Your experiences may vary. Visit jdpower.com.

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143